UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

Worldwide Energy and Manufacturing USA, Inc .

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2009, the board of directors of Worldwide Energy and Manufacturing USA, Inc. (the “Company”) determined not to proceed with a previously planned change in the name of the Company to Worldwide Solar Group, Inc.  Accordingly, the name of the Company will remain Worldwide Energy and Manufacturing USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date:  November 3, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer